UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  May 17, 2013

Heron Lake BioEnergy, LLC

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-51825	41-2002393
(Commission File Number)	(I.R.S. Employer Identification No.)

91246 390th Avenue Heron Lake, MN	56137-1375
(Address Of Principal Executive Offices)	(Zip Code)

(507) 793-0077

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 2 and 4 through 9 are not applicable and therefore omitted.

ITEM 1.01                                    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Interim Subordinated Notes

On May 17, 2013, Heron Lake BioEnergy, LLC (the “Company”) entered into Subscription and Subordinated Loan Agreements (“Subscription Agreements”) with the following persons for the purchase of an aggregate principal amount of $1,407,000 of the Company’s 7.25% Subordinated Secured Notes due 2018 (the “Interim Subordinated Notes”):

Name of Purchaser of Interim Subordinated Notes	Principal Amount Purchased
David J. & Krista R. Woestehoff	$501,000
Schmitz Grain, Inc.	$250,500
Doug Schmitz	$250,500
Michael Kunerth Trust	$126,000
Dawn Kunerth Trust	$126,000
Robert J. & Jean M. Ferguson	$51,000
Project Viking, L.L.C.	$102,000
Total	$1,407,000

The Company used the proceeds from the loans evidenced by the Interim Subordinated Notes to pay down its debt to AgStar Financial Services, PCA (“AgStar”) under the terms and conditions of the Sixth Amended and Restated Master Loan Agreement dated May 17, 2013 that is described below.

The same form of Subscription Agreement was entered into with each of the purchasers (the “Note Purchasers”) of the Interim Subordinated Notes and each Note Purchaser was issued the same form of Interim Subordinated Note.  The Subscription Agreement contains customary representations, warranties and acknowledgments by the Note Purchasers relating to investment intent, securities matters, risk of the investment, accredited status and similar matters.  The Company also makes representations and warranties to each of the Note Purchasers relating to existence, good standing, due authorization and approval, enforceability and similar matters.

Each of the Note Purchasers is a Governor of the Company or an affiliate of a Governor of the Company.  In addition, Project Viking, L.L.C. is the beneficial owner of approximately 41.4% of the total units issued and outstanding as of May 23, 2013.  In conjunction with the Subscription Agreements, the Board of Governors of the Company established and authorized an independent Special Committee of disinterested persons to review the terms and conditions of the Subscription Agreements and Interim Subordinated Notes, given the Governors’ material financial interest in the transactions.  The Special Committee determined that the terms of the Subscription Agreements and Interim Subordinated Notes are commercially reasonable and no less favorable to the Company than could be obtained from an unaffiliated third party, are in the best interests of the Company, and authorized and approved the transaction in good faith by a majority vote.  In reviewing the terms and conditions of the proposed Subscription Agreements and Interim Subordinated Notes, the Special Committee considered, among other things, that (1) the Sixth Amended and Restated Master Loan Agreement dated May 17, 2013 and the Company’s Loan Restructuring Proposal it had submitted to AgStar pursuant to the terms of the

Fourth Amended and Restated Forbearance Agreement (as filed with the Company’s Current Report on Form 8-K dated April 12, 2013) required immediate payment to AgStar at closing of $1,407,000 to bring the Company current with AgStar, (2) the Board’s subordinated loan would go at-risk immediately at closing of the Sixth Amended and Restated Master Loan Agreement, prior to the Company commencing its Member Capital Raise (as described below) and reaching the minimum amount of $5 million to break escrow, and (3) the terms of the Board’s subordinated loan would be identical in all material respects (other than the immediately at-risk feature) to the terms of the Company’s offer and sale of up to $12.0 million of 7.25% Subordinated Secured Notes Due 2018 in the Member Capital Raise.

The loans evidenced by the Interim Subordinated Notes bear interest at the rate of 7.25% per annum and all unpaid principal and accrued but unpaid interest is due on the maturity date of October 1, 2018.  The Company will pay interest only on the Interim Subordinated Notes semi-annually on October 1 and April 1 of each calendar year, commencing on April 1, 2014, and continuing on each October 1 and April 1 thereafter until the maturity date.  The Company may, with notice, prepay the outstanding amount of Interim Subordinated Notes in whole or in part with accrued interest to the date of such prepayment on the amount prepaid, without penalty or premium, provided that the Company must prepay all Interim Subordinated Notes pro rata based on principal amount.

On October 1, 2014, and each anniversary date thereafter prior to the maturity date, on the maturity date, and immediately prior to the effective time of any sale of all or substantially all of the assets of the Company or merger (each, a “Conversion Date”), each Note Purchaser may convert all (but not less than all) of the outstanding principal balance of the Interim Subordinated Notes into class A units of the Company, at the rate of $0.30 per class A unit. The Company reserved the right to issue class B units upon conversion if the principal balance of the Interim Subordinated Notes exceeds the authorized class A units at the conversion rate.  On any prepayment date, each Note Purchaser may convert the principal amount to be prepaid into class A units of the Company, at the rate of $0.30 per class A unit.  The conversion right may be exercised by the holder by delivering a Conversion Notice to the Company at any time during the 30-day period prior to the Conversion Date.  Accrued but unpaid interest to the Conversion Date would be paid within 30 days of the Conversion Date.

In the Subscription Agreement, each Note Purchaser was granted the preemptive rights that are provided to purchasers of the Company’s 7.25% Subordinated Secured Notes due 2018 (“Member Notes”) issued in the Member Capital Raise, as described below.

The Interim Subordinated Notes will be included in the Company’s offer and sale of up to $12 million of Member Notes, which is the Member Capital Raise.  In connection with the offer and sale in the Member Capital Raise, the Company will engage a third-party trustee to act as Indenture Trustee, Paying Agent, Registrar, Conversion Agent and Collateral Agent for Member Notes issued under an Indenture in the Member Capital Raise.  The minimum amount in the Member Capital Raise to break escrow will be $5 million (exclusive of the $1,407,000 of Interim Subordinated Notes) and the maximum amount in the Member Capital Raise will be $12 million (inclusive of the $1,407,000 of Interim Subordinated Notes).  The Company and the Indenture Trustee will enter into an Indenture for the equal and ratable benefit of the holders of the Member Notes issued under the Indenture in the Member Capital Raise upon the Company’s receipt of subscriptions for the minimum amount and completion of the first escrow closing or July 31, 2013, whichever occurs first (the “First Issue Date”).  On the First Issue Date, Note Purchasers will surrender the Interim Subordinated Notes in exchange for Member Notes in equal principal amount, issued in accordance with and subject to the terms and conditions of the Indenture.  Upon that exchange, the Company will pay each Note Purchaser accrued interest on the Interim Subordinated Note from May 17, 2013 to the First Issue Date.

The obligations of the Interim Subordinated Notes are secured by (i) a Subordinated Mortgage dated May 17, 2013 encumbering on a junior lien basis the fee interest and/or leasehold interest of the Company in the real property and the fixtures thereon described in the Subordinated Mortgage and (ii) a Subordinated Security Agreement dated May 17, 2013 encumbering on a junior lien and security interest basis the properties, rights and assets of the Company described in the Subordinated Security Agreement.

The liens under the Subordinated Mortgage and the Subordinated Security Agreement are subordinate to AgStar’s liens in the Company’s property.  The Note Purchasers and AgStar entered into an Interim Subordinated Debt Subordination Agreement dated May 17, 2013 relating to the subordination of the mortgage and security interest in favor of the Note Purchasers.  The Note Holders also entered into a Collateral Agreement dated May 17, 2013 and appointed and authorized Robert Wolf and Taryl Enderson (each a member of the Company or representative of a member) as initial collateral agent to act on behalf of the Note Holders under the Subordinated Mortgage and the Subordinated Security Agreement.

The foregoing summaries of the form of Subscription Agreement, Interim Subordinated Notes, Subordinated Mortgage, Subordinated Security Agreement and Interim Subordinated Debt Subordination Agreement do not purport to be complete and are subject to and qualified in their entirety by reference to each such document and agreement, which will be attached as exhibits to the Company’s next Quarterly Report on Form 10-Q for the period ending April 30, 2013.

Sixth Amended and Restated MLA with AgStar

On May 17, 2013, the Company entered into a Sixth Amended and Restated Master Loan Agreement (“MLA”) and related loan documents with AgStar to replace and supersede the Company’s Fifth Amended and Restated Master Loan Agreement dated as of September 1, 2011, the Company’s Fifth Amended and Restated Forbearance Agreement dated May 10, 2013, and related loan documents.  Under the MLA, AgStar agreed to restructure the Company’s Term Loan and its Term Revolving Loan based upon the Company’s submission of a loan restructuring proposal, as described below, and payment of approximately $1.4 million in cash to AgStar for Term Loan principal payments in arrears and reduction of the Term Revolving Note.  The $1.4 million was raised from the sale of the Interim Subordinated Notes as described above.  The material terms of the MLA include the following:

1.                                      A Term Loan in the amount of $17,404,344, bearing interest as follows: (i) from May 17, 2013 until July 31, 2013, at a fixed rate equal to 5.75%, provided the Company maintains Working Capital of at least $5 million (measured monthly on a consolidated basis), otherwise at a fixed rate equal to 7.75%; (ii) from August 1, 2013 until September 1, 2014, at a fixed rate equal to 5.75%, subject to a Default Rate of 9.75% upon the occurrence of an Event of Default as defined under the MLA; (iii) on September 1, 2014 the interest rate on the Term Loan will adjust and be recalculated by adding 350 basis points to AgStar’s then current index, which will represent AgStar’s cost of funds for three-year adjustable rate products, provided that the adjusted interest rate shall not be less than 5.00% and subject to the default interest rate provisions of the MLA, which provide for a 4% increase in the applicable rate upon the occurrence of an Event of Default as defined under the MLA.

The Company must make equal monthly payments of principal and accrued interest on the Term Loan based on a ten-year amortization, as of May 17, 2013, provided the entire principal balance and accrued and unpaid interest on the Term Loan is due and payable in full on the maturity date of September 1, 2016.  The Term Loan is subject to a prepayment fee for any prepayment on the Term Loan prior to September 1, 2015.

In connection with the Term Loan, the Company executed a Second Amended and Restated Term Note in the amount of $17,404,344.  In addition to all other payments of principal and interest required under the

Term Loan, within 120 days after the end of each fiscal year beginning with the Company’s fiscal year ending October 31, 2013, the Company must pay AgStar an excess cash flow payment equal to 25% of the Company’s excess cash flow calculated based on the fiscal year-end audited financial statements of the Company, provided that total excess cash flow payments required under the Term Loan shall not exceed $2 million for any fiscal year.  Excess cash flow is defined as EBITDA less the sum of required principal and interest payments in respect of long-term debt, capital expenditures and allowed distributions, as such terms are defined in the MLA.

2.                                      A Term Revolving Loan commitment in the amount of $20,500,000, under which AgStar agreed to make one or more advances to the Company for use by the Company for working capital and cash management purposes, but not for the purchase of corn inventory, unless otherwise agreed by AgStar.  Amounts borrowed by the Company under the Term Revolving Loan and repaid or prepaid may be re-borrowed at any time prior to the September 1, 2016 maturity date of the Term Revolving Loan, provided that outstanding advances may not exceed the amount of the Term Revolving Loan commitment.

Amounts outstanding on the Term Revolving Loan bear interest as follows: (i) from May 17, 2013 until July 31, 2013, at a variable rate equal to the greater of a LIBOR rate plus 350 basis points or 5.00%, provided the Company maintains Working Capital of at least $5 million (measured monthly on a consolidated basis), otherwise at a variable rate equal to the greater of a LIBOR rate plus 550 basis points or 7.00%; (ii) from August 1, 2013 until September 1, 2016, at a variable rate equal to the greater of a LIBOR rate plus 350 basis points or 5.00%, subject to the default interest rate provisions of the MLA, which provide for a 4% increase in the applicable rate upon the occurrence of an Event of Default as defined under the MLA.  In addition, the variable interest rate on the Term Revolving Loan may be adjusted based on the Company’s Owner’s Equity Ratio, which will be measured quarterly on a consolidated basis.

The Company is required to pay monthly interest on the Term Revolving Loan on the first day of each month continuing until the Term Revolving Loan maturity date.  The Company also pays an unused commitment fee on the unused portion of the Term Revolving Loan commitment at the rate of 0.35% per annum, payable in arrears in quarterly installments during the term of the Term Revolving Loan.

In addition to monthly interest payments, the Company must make the following principal payments on the Term Revolving Loan: (i) on or before, July 31, 2013, the greater of $5 million or an amount equal to the subordinated debt incurred by the Company as evidenced by the Member Notes issued in the Member Capital Raise (“Indenture Subordinated Debt”); (ii) on or before October 1, 2013, an amount equal to the Indenture Subordinated Debt in excess of $6,407,000, if any; and (iii) on October 1, 2013, and on the first day of each October thereafter, all amounts necessary to reduce the Outstanding Revolving Advances to the amount of the then applicable maximum Term Revolving Loan Commitment.  Under the terms of the MLA, the Term Revolving Loan commitment is scheduled to decline by $2 million annually, beginning on October 1, 2013 and each anniversary date thereafter.

The maturity date of the Term Revolving Loan is September 1, 2016.  On the maturity date, the amount of the unpaid principal balance of the Term Revolving Loan and any and all other amounts due and owing under the Term Revolving Loan are due and payable.  On May 17, 2013, approximately $17.3 million was advanced under the Term Revolving Loan to reduce the previous Term Loan balance, resulting in approximately $19.0 million outstanding on the Term Revolving Loan with approximately $1.5 million of credit availability on the Term Revolving Loan as of the closing date of the MLA.

In connection with the Term Revolving Loan, the Company executed a Second Amended and Restated Term Revolving Note in the amount of $20,500,000 (the maximum commitment under the Term Revolving Loan on May 17, 2013).

3.                                      The MLA contains customary financial and affirmative covenants, negative covenants, and defined events of default and remedies available to AgStar for loans of this type and size to ethanol companies.  Financial covenants under the MLA include (i) maintenance of at least $5 million in Working Capital, measured monthly on a consolidated basis beginning on July 31, 2013; (ii) maintenance of an Owner Equity Ratio, measured quarterly on a consolidated basis, of at least 35% beginning on October 31, 2013 and at least 40% beginning on October 31, 2014; (iii) maintenance of a Fixed Charge Coverage Ratio of not less than 1.15 to 1.00, measured annually at the end of each fiscal year on a consolidated basis beginning on October 31, 2014.  Affirmative covenants include: (i) identification of an interim Chief Executive Officer reasonably acceptable to AgStar on or before June 1, 2013, with a starting date no later than June 15, 2013; and (ii) hiring a permanent Chief Executive Officer reasonably acceptable to AgStar, with a starting date no later than October 31, 2013.

4.                                      Pursuant to the terms of the Fourth Amended and Restated Forbearance Agreement, the Company submitted a Loan Restructuring Proposal to AgStar.  Under the MLA, the Company agreed to use reasonable commercial efforts to timely address the items set forth in the Loan Restructuring Proposal, which include the management changes described in Item 3 above, reviewing and implementing changes as necessary to the Company’s Risk Management Policies, Procedures and Personnel, Commencing the Member Capital Raise described above as part of the Company’s Recapitalization Plan to strengthen its balance sheet and improve its working capital position, and reviewing the Company’s commercial contracts with its third-party service providers and suppliers.

5.                                      In conjunction with Term Loan and the Term Revolving Loan under the MLA, the Company entered into customary loan documents and certificates, including:

•                  Sixth Amended and Restated Mortgage, Security Agreement and Assignment of Rents and Leases to secure the loans, encumbering on a first lien basis all the Company’s real property and improvements, including the ethanol production facility located in Heron Lake, Minnesota; and

•                  Amended and Restated Guaranties from the Company’s wholly-owned subsidiaries Lakefield Farmers Elevator, LLC and HLBE Pipeline Company, LLC, under which the subsidiaries guaranteed full payment and performance of the Company’s obligations to AgStar.

The foregoing summaries of the Sixth Amended and Restated Master Loan Agreement and related loan documents do not purport to be complete and are subject to and qualified in their entirety by reference to the Sixth Amended and Restated Master Loan Agreement and related loan documents, which will be attached as exhibits to the Company’s next Quarterly Report on Form 10-Q for the period ending April 30, 2013.

ITEM 3.02                                    UNREGISTERED SALES OF EQUITY SECURITIES.

The information relating to the issuance of the Interim Subordinated Notes is incorporated herein by reference.  The issuance of the Interim Notes was a transaction not registered under the Securities Act of 1933, as amended.  Other than agreements with respect to the Interim Subordinated Notes and as otherwise described in this Current Report on Form 8-K, there are no other agreements between the Company and the purchasers of the Interim Subordinated Notes.

Based on the manner of sale of the Interim Subordinated Notes and representations from each purchaser, including a representation that each such recipient is an accredited investor, the Company believes that the issuance is exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, or Rule 506 of Regulation D thereunder, as a transaction by an issuer not involving a public offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERON LAKE BIOENERGY, LLC

	By:	/s/ Robert J. Ferguson
Robert J. Ferguson
Chief Executive Officer

Date: May 23, 2013